EXHIBIT 99.2

TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Table of Contents

December 31, 1997

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                                                                                                            Page

Independent Auditors' Report.................................................................................1

Financial Statements:

      Statement of Financial Condition, with Fund Information -
         December 31, 1997...................................................................................2

      Statement of Financial Condition, with Fund Information -
         December 31, 1996...................................................................................3

      Statement of Income and Changes in Plan Equity, with Fund Information -
         Year ended December 31, 1997........................................................................4

      Statement of Income and Changes in Plan Equity, with Fund Information -
         Year ended December 31, 1996........................................................................5

      Statement of Income and Changes in Plan Equity, with Fund Information -
         Year ended December 31, 1995........................................................................6

Notes to Financial Statements.............................................................................7-15


----------------------------------------------------------------------------------------------------------------

Independent Auditors' Report



Human Resources, Compensation and Employee
    Benefits Committee of the Board of Directors
Trigon Healthcare, Inc.:


We have audited the accompanying statements of financial condition, with fund information, of the Trigon Blue Cross Blue Shield 401(k) Restoration Plan (Plan) as of December 31, 1997 and 1996, and the related statements of income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition, with fund information, of the Plan as of December 31, 1997 and 1996 and the income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of financial condition and income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ KPMG Peat Marwick LLP

Richmond, Virginia
April 24, 1998



TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Statement of Financial Condition, with Fund Information

December 31, 1997

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                                                                     Fund Information
                                              -----------------------------------------------------------------------------

                                                                   Participant Directed
                                              -----------------------------------------------------------------------------
                                              Short-term                S&P 500
                                                   Fixed                 Equity      Domestic   Global    International
                                                  Income      Bond        Index        Equity   Equity           Equity
                                                    Fund      Fund         Fund          Fund     Fund             Fund
---------------------------------------------------------------------------------------------------------------------------

Assets:
   Contributions receivable - employer       $ 131,784       34,430      90,585       129,669     3,532           54,742
---------------------------------------------------------------------------------------------------------------------------

Total assets                                 $ 131,784       34,430      90,585       129,669     3,532           54,742
---------------------------------------------------------------------------------------------------------------------------

Plan equity                                  $ 131,784       34,430      90,585       129,669     3,532           54,742
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.





<CAPTION

-------------------------------------------------------------------------------------------------

                                                              Fund Information
                                          -------------------------------------------------------

                                                              Participant Directed
                                          -------------------------------------------------------
                                           Domestic     International
                                          Aggressive     Aggressive     Trigon
                                           Growth          Growth       Stock
                                            Fund            Fund         Fund          Total
--------------------------------------------------------------------------- ---------------------

Assets:
   Contributions receivable - employer     299,298          20,864      419,361     $ 1,184,265
-------------------------------------------------------------------------------------------------

Total assets                               299,298          20,864      419,361     $ 1,184,265
-------------------------------------------------------------------------------------------------

Plan equity                                299,298          20,864      419,361     $ 1,184,265
-------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.






TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Statement of Financial Condition, with Fund Information

December 31, 1996

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                                                                        Fund Information
                                             ---------------------------------------------------------------------------------------

                                                                         Participant Directed
                                             ---------------------------------------------------------------------------------------
                                             Short-term                      S&P 500
                                                  Fixed                       Equity       Domestic        Global      International
                                                 Income        Bond            Index         Equity        Equity             Equity
                                                   Fund        Fund             Fund           Fund          Fund               Fund
------------------------------------------------------------------------------------------------------------------------------------

Assets
       Contributions receivable - employer   $    106,983        50,655        8,878        151,074        24,148          190,465
------------------------------------------------------------------------------------------------------------------------------------

Total assets                                 $    106,983        50,655        8,878        151,074        24,148          190,465
------------------------------------------------------------------------------------------------------------------------------------

Plan equity                                  $    106,983        50,655        8,878        151,074        24,148          190,465
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.





-----------------------------------------------------------------------------------------

                                                            Fund Information
                                             --------------------------------------------

                                                          Participant Directed
                                             --------------------------------------------
                                                  Domestic    International
                                                Aggressive       Aggressive
                                                    Growth           Growth
                                                      Fund             Fund       Total
-----------------------------------------------------------------------------------------

Assets
       Contributions receivable - employer        394,355         151,367    $  1,077,925
-----------------------------------------------------------------------------------------

Total assets                                      394,355         151,367    $  1,077,925
-----------------------------------------------------------------------------------------

Plan equity                                       394,355         151,367    $  1,077,925
-----------------------------------------------------------------------------------------

See accompanying notes to financial statements.




TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Statement of Income and Changes in Plan Equity, with Fund Information

Year ended December 31, 1997

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

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                                                                               Fund Information
                                                          -------------------------------------------------------------------------

                                                                            Participant Directed
                                                          -------------------------------------------------------------------------
                                                          Short-term               S&P 500
                                                               Fixed                Equity    Domestic     Global    International
                                                              Income      Bond       Index      Equity     Equity           Equity
                                                                Fund      Fund        Fund        Fund       Fund             Fund
-----------------------------------------------------------------------------------------------------------------------------------

Income
      Net appreciation (depreciation) in fair value
           of investments                                   $  3,886       (84)      5,326      10,118       (665)         (18,433)
      Net realized gains (losses) on investments               2,720     1,540       3,817      27,794        (36)          27,404
      Contributions
           Employee                                           33,636     5,609      17,389      34,375        447           29,654
           Employer, before reduction for forfeitures          2,665       875       2,718       1,779         36            2,776
-----------------------------------------------------------------------------------------------------------------------------------

Total income                                                  42,907     7,940      29,250      74,066       (218)          41,401
-----------------------------------------------------------------------------------------------------------------------------------

Expenses
      Distributions and withdrawals                           24,591    31,431      17,608     107,094     26,327           44,872
      Forfeitures                                                  -       107           -         975         68              184
-----------------------------------------------------------------------------------------------------------------------------------

Total expenses                                                24,591    31,538      17,608     108,069     26,395           45,056
-----------------------------------------------------------------------------------------------------------------------------------

Transfers between funds, net                                   6,485     7,373      70,065      12,598      5,997         (132,068)
-----------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in plan equity                        24,801   (16,225)     81,707     (21,405)   (20,616)        (135,723)

Plan equity, beginning of year                               106,983    50,655       8,878     151,074     24,148          190,465
-----------------------------------------------------------------------------------------------------------------------------------

Plan equity, end of year                                    $131,784    34,430      90,585     129,669      3,532           54,742
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.





------------------------------------------------------------------------------------------------------------

                                                                     Fund Information
                                                        -----------------------------------------

                                                                    Participant Directed
                                                        -----------------------------------------
                                                           Domestic   International
                                                         Aggressive      Aggressive     Trigon
                                                             Growth          Growth      Stock
                                                               Fund            Fund       Fund        Total
-------------------------------------------------------------------------------------------------------------

Income
      Net appreciation (depreciation) in fair value
           of investments                                $  (15,973)        (12,346)    76,543   $    48,372
      Net realized gains (losses) on investments             30,712          17,887      1,018       112,856
      Contributions
           Employee                                          78,428          21,801     63,155       284,494
           Employer, before reduction for forfeitures        10,656           1,515     13,376        36,396
-------------------------------------------------------------------------------------------------------------

Total income                                                103,823          28,857    154,092       482,118
-------------------------------------------------------------------------------------------------------------

Expenses
      Distributions and withdrawals                         101,300          20,021        627       373,871
      Forfeitures                                               573               -          -         1,907
-------------------------------------------------------------------------------------------------------------

Total expenses                                              101,873          20,021        627       375,778
-------------------------------------------------------------------------------------------------------------

Transfers between funds, net                                (97,007)       (139,339)   265,896             -
-------------------------------------------------------------------------------------------------------------

Net increase (decrease) in plan equity                      (95,057)       (130,503)   419,361       106,340

Plan equity, beginning of year                              394,355         151,367          -     1,077,925
-------------------------------------------------------------------------------------------------------------

Plan equity, end of year                                    299,298          20,864    419,361   $ 1,184,265
-------------------------------------------------------------------------------------------------------------



See accompanying notes to financial statements.





TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Statement of Income and Changes in Plan Equity, with Fund Information

Year ended December 31, 1996

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                                                                                      Fund Information
                                                                   -------------------------------------------------------

                                                                                    Participant Directed
                                                                   -------------------------------------------------------
                                                                   Short-term            S&P 500
                                                                        Fixed             Equity  Domestic      Global
                                                                       Income      Bond    Index    Equity      Equity
                                                                         Fund      Fund     Fund      Fund        Fund
--------------------------------------------------------------------------------------------------------------------------

Income
     Net unrealized appreciation in fair value of investments     $     3,072       765      675    13,737         456
     Net realized gains on investments                                    884       633      439     3,551           -
     Contributions
          Employee                                                     34,630    22,379    2,885    79,591       1,626
          Employer, before reduction for forfeitures                   10,583     2,717      829    13,532         621
--------------------------------------------------------------------------------------------------------------------------

Total income                                                           49,169    26,494    4,828   110,411       2,703
--------------------------------------------------------------------------------------------------------------------------

Expenses
     Distributions and withdrawals                                      6,879    12,248        -    21,241           -
     Forfeitures                                                            -        87        -       184           -
--------------------------------------------------------------------------------------------------------------------------

Total expenses                                                          6,879    12,335        -    21,425           -
--------------------------------------------------------------------------------------------------------------------------

Transfers between funds, net                                           26,020    22,888    4,050     6,260      21,445
--------------------------------------------------------------------------------------------------------------------------

Net increase in plan equity                                            68,310    37,047    8,878    95,246      24,148

Plan equity, beginning of year                                         38,673    13,608        -    55,828           -
--------------------------------------------------------------------------------------------------------------------------

Plan equity, end of year                                          $   106,983    50,655    8,878   151,074      24,148
--------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.






----------------------------------------------------------------------------------------------------------------------------
                                                                                      Fund Information
                                                                  ----------------------------------------------------------

                                                                                    Participant Directed
                                                                  ----------------------------------------------------------
                                                                                      Domestic     International
                                                                  International     Aggressive        Aggressive
                                                                         Equity         Growth            Growth
                                                                           Fund           Fund              Fund      Total
----------------------------------------------------------------------------------------------------------------------------

Income
     Net unrealized appreciation in fair value of investments         16,995          47,671             9,798   $    93,169
     Net realized gains on investments                                 3,089          12,055             2,972        23,623
     Contributions
          Employee                                                    76,618         190,566            70,997       479,292
          Employer, before reduction for forfeitures                  16,934          35,223            16,005        96,444
-----------------------------------------------------------------------------------------------------------------------------

Total income                                                         113,636         285,515            99,772       692,528
-----------------------------------------------------------------------------------------------------------------------------

Expenses
     Distributions and withdrawals                                     7,980          24,315             8,602        81,265
     Forfeitures                                                           -           4,319                 -         4,590
-----------------------------------------------------------------------------------------------------------------------------

Total expenses                                                         7,980          28,634             8,602        85,855
-----------------------------------------------------------------------------------------------------------------------------

Transfers between funds, net                                          (7,368)        (54,866)          (18,429)            -
-----------------------------------------------------------------------------------------------------------------------------

Net increase in plan equity                                           98,288         202,015            72,741       606,673

Plan equity, beginning of year                                        92,177         192,340            78,626       471,252
-----------------------------------------------------------------------------------------------------------------------------

Plan equity, end of year                                             190,465         394,355           151,367   $ 1,077,925
------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to financial statements.

TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Statement of Income and Changes in Plan Equity, with Fund Information

Year ended December 31, 1995


-------------------------------------------------------------------------------------------------------------
                                                                         Fund Information
                                                       ------------------------------------------------------

                                                                       Participant Directed
                                                       ------------------------------------------------------
                                                       Short-term
                                                            Fixed               Domestic    International
                                                           Income       Bond      Equity           Equity
                                                             Fund       Fund        Fund             Fund
-------------------------------------------------------------------------------------------------------------

Income
       Net appreciation in fair value of investments     $  1,063        860       7,201            5,967
       Net realized gains (losses) on investments              24         21         112               50
       Contributions
             Employee                                      28,398     11,448      40,327           59,120
             Employer                                      10,228      3,432       7,635           19,100
-----------------------------------------------------------------------------------------------------------

Total income                                               39,713     15,761      55,275           84,237
-----------------------------------------------------------------------------------------------------------

Expenses
       Distributions and withdrawals                            -          -           -              416
-----------------------------------------------------------------------------------------------------------

Total expenses                                                  -          -           -              416
-----------------------------------------------------------------------------------------------------------

Transfers between funds, net                               (1,040)    (2,153)        553            8,356
-----------------------------------------------------------------------------------------------------------

Net increase in plan equity                                38,673     13,608      55,828           92,177

Plan equity, beginning of year                                  -          -           -                -
-----------------------------------------------------------------------------------------------------------

Plan equity, end of year                                 $ 38,673     13,608      55,828           92,177
-----------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.





-----------------------------------------------------------------------------------------
                                                                   Fund Information
                                                           ------------------------------

                                                                 Participant Directed
                                                          -------------------------------
                                                          Domestic International
                                                        Aggressive    Aggressive
                                                            Growth        Growth
                                                              Fund          Fund    Total
-----------------------------------------------------------------------------------------

Income
       Net appreciation in fair value of investments     21,110          1,4770   $ 37,678
       Net realized gains (losses) on investments         3,146            (24)      3,329
       Contributions
             Employee                                   144,028         58,524     341,845
             Employer                                    30,286         18,798      89,479
------------------------------------------------------------------------------------------

Total income                                            198,570         78,775     472,331
------------------------------------------------------------------------------------------

Expenses
       Distributions and withdrawals                        663              -       1,079
------------------------------------------------------------------------------------------

Total expenses                                              663              -       1,079
------------------------------------------------------------------------------------------

Transfers between funds, net                             (5,567)          (149)
------------------------------------------------------------------------------------------

Net increase in plan equity                             192,340         78,626     471,252

Plan equity, beginning of year                                -              -           -
------------------------------------------------------------------------------------------

Plan equity, end of year                                192,340         78,626    $471,252
------------------------------------------------------------------------------------------

TRIGON BLUE CROSS BLUE SHIELD
401(k) RESTORATION PLAN

Notes to Financial Statements

December 31, 1997 and 1996

-------------------------------------------------------------------------------


   (1)    Summary of Significant Accounting Policies

         Organization

         The Trigon Blue Cross Blue Shield 401(k) Benefit Restoration Plan
         (Plan) was adopted effective January 1, 1995 by the Board of Directors of Trigon Insurance Company (dba Trigon Blue Cross Blue Shield), formerly, Blue Cross and Blue Shield of Virginia. The purpose of the Plan is to permit a select group of management or highly compensated employees (Participants) of Trigon Insurance Company and any subsidiary or affiliate, including its parent, Trigon Blue Cross Blue Shield, (collectively, Company) that adopts the Plan to defer compensation without regard to the limits imposed by the Internal Revenue Code on tax-qualified plans that include a cash or deferred arrangement. The Plan constitutes an unfunded "top hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Accordingly, the Plan does not require the Company to segregate assets or establish trusts for any amounts to be paid to Participants under the Plan. In addition, Participants do not have any right, title or interest in or to any specific funds or property of the Company, and their interest, including vested amounts, is that of a general creditor.

         The following are the significant accounting policies followed by the
         Plan:

         Basis of Accounting

         The financial statements of the Plan are prepared under the accrual method of accounting. Accordingly, employee and employer contributions to the Plan are recorded as of the date the employees' contributions are withheld from the Participants' compensation. Net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are recognized as they occur. Distributions and withdrawals are recorded when paid and are accounted for at the fair market value of the unit value of the Participant's account. Forfeitures are accounted for at the fair market value of the unit value forfeited.

                                                                (Continued)

         Investment Valuation and Income Recognition

         The Plan's investments are stated at fair value based on quoted market prices as of year end. Purchases and sales of investments are recorded on a trade date basis.

         The Plan uses unit accounting to account for investment activity. The Plan's net realized gains (losses) on investments are computed on an average-cost basis. Net appreciation (depreciation) in fair value of investments is calculated daily based on the change in the market value and net investment earnings of the investments and Participant activity.

         Administrative Expenses

         The Company pays all administrative expenses of the Plan. Administrative expenses paid by the Company during 1997 and 1996 were $8,824 and $5,000, respectively. For 1995, there were no administrative expenses allocated to the Plan.


         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


   (2)   Summary of Significant Provisions of the Plan

         The Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors (Committee). The recordkeeper is Administrative Solutions Group, an ADP/Mercer Alliance, Deerfield, Illinois.

         Plan participants should refer to the Plan agreement or summary plan description for a more complete description of the Plan's provisions.

                                                                (Continued)

-------------------------------------------------------------------------------


   (2)   Summary of Significant Provisions of the Plan, Continued

         Eligibility

         Eligibility for participation in the Plan is determined by the Committee but each Participant must be a member of a select group of management or highly-compensated employees and must be an eligible participant in the Employees' Thrift Plan of Trigon Insurance Company (Qualified Plan). The Qualified Plan is a defined contribution plan of the Company subject to the provisions of ERISA.

         Participant Accounts

         Individual accounts are maintained by the Plan for the Participant to reflect the Participant's contributions and related employer matching contribution, as well as the Participant's share of the Plan's income, including net realized gains and losses, and related administrative expenses.

         Contributions

         Participants may elect to make voluntary contributions to the Plan in whole percentage amounts ranging from two to sixteen percent of their compensation for the year, offset by amounts actually deferred in the Qualified Plan. The Company is obligated under the matching provision of the Plan to contribute each pay period an amount equal to the difference between (a) fifty percent of the sum of the contributions of each Participant in both the Plan and the Qualified Plan which do not exceed six percent of each Participant's compensation for such pay period and (b) the amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period.

         Investment Options

         Each Participant's contributions are deemed to be invested in the various funds in the same proportion as each Participant's investment election in the Qualified Plan. No separate investment election by the Participant in the Plan is permitted or required. Investment options of the Qualified Plan consists of nine investment funds, including

                                                                    (Continued)
         investment in the Trigon Stock Fund, added in 1997. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission to register the shares of Trigon Healthcare, Inc. Class A Common Stock (Common Stock) included as an investment option in the Plan. A description of each investment option follows:

                  Short-Term Fixed Income Fund - The aim of this fund is to provide steady investment returns with lower risk than any of the other funds. This fund may invest in short-term treasury, government agency, and corporate bonds, money market instruments, guaranteed investment contracts issued by life insurance companies, which offer a fixed interest rate, or a pooled fund investing in similar contracts.

                  Bond Fund - This fund provides a high level of current interest income with some opportunity for long-term growth. This fund may invest in treasury, government agency, and corporate bonds and mutual funds that invest in such bonds.

                  S&P 500 Equity Index Fund - This fund invests in the common stocks of those companies that comprise the S&P 500 index, or a mutual fund or commingled fund that invests in those companies. The objective of this fund is to provide long-term growth of capital, with growth of income as a secondary objective.

                  Domestic Equity Fund - This fund primarily invests in common stocks of high quality, relatively mature domestic corporations from a cross-section of business and industry and/or mutual funds or collective funds that invest in such stocks. The objective of this fund is to provide long-term capital growth from stock prices and some current income from dividends.

                  Global Equity Fund - The fund primarily invests in common stocks of high-quality, relatively mature companies based throughout the world, including the U.S., or mutual funds or collective funds that make such investments. The objective of this fund is to provide long-term capital growth and some current income.

                                                                    (Continued)

                  International Equity Fund - This fund is like the Domestic Equity Fund except that it primarily invests in common stocks of high quality foreign corporations instead of domestic corporations, and/or mutual funds or collective funds that invest in such stocks. This fund's objective is to provide long-term capital growth and some current income.

                  Domestic Aggressive Growth Fund - The objective of this fund is capital growth. This fund invests primarily in the common stocks of small, rapidly growing domestic companies, or mutual or collective funds that invest in such companies.

                  International Aggressive Growth Fund - The International Aggressive Growth Fund is similar to the Domestic Aggressive Growth Fund, except that it invests primarily in stocks of small, rapidly growing foreign companies, or mutual or collective funds that invest in such stocks.
                  Pursuit of long-term capital growth is this fund's primary objective.

                  Trigon Stock Fund - This fund invests in Common Stock which is listed on the New York Stock Exchange, and cash for Plan liquidity purposes.

         Each investment fund is divided into units of participation which are calculated daily by the recordkeeper. The daily value of each unit is determined by dividing the total fair market value of all assets in each fund by the total number of units in that fund. The Plan is an unfunded plan. Under the Plan provisions, net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments is credited to each Participant's account based on the adjustment of the unit values in the Qualified Plan. The payment of administrative expenses for Qualified Plan assets is reflected in the calculation of plan unit value.


                                                                    (Continued)

   (2)   Summary of Significant Provisions of the Plan Continued

         Vesting

         Participants are fully vested in their contributions and the earnings thereon at all times. Participants are vested in employer matching contributions and the earnings thereon upon death, disability or retirement, after 36 months of contributing participation in the Qualified Plan or after 48 months of service with a non-participating affiliate. Forfeitures reduce the Employer's contributions to the Plan.

         Distributions

         Plan distributions are recorded when paid. The Plan allows Participants to withdraw balances in a lump sum or in specified annual installments upon retirement, death or disability based upon elections made at the commencement of participation in the plan. Withdrawals prior to retirement are distributed in a lump sum. In addition, if previously elected by a Participant, all amounts in a Participant's account will be distributed in a lump sum upon a Plan-defined change in control of the Company.

         Number of Participants

         There were 31 and 36 Participants in the Plan as of December 31, 1997 and 1996, respectively. The number of Participants investing in each of the Plan's funds as of those dates were as follows:

         Investment Fund(1)                          1997     1996
         ---------------------------------------------------------------------
         Short-Term Fixed Income Fund                  12       12
         Bond Fund                                      8       12
         S&P 500 Equity Index Fund                     12        6
         Domestic Equity Fund                          20       23
         Global Equity Fund                             4        2
         International Equity Fund                     13       23
         Domestic Aggressive Growth Fund               23       32
         International Aggressive Growth Fund          11       19
         Trigon Stock Fund                             19       --
         =====================================================================

         (1) Participants may hold investments in more than one fund; accordingly, the total participation by individual funds may exceed the total number of Plan participants.
                                                                    (Continued)

   (3)   Units and Unit Values

         Each fund in the Plan is valued daily on a unitized basis by the recordkeeper. The number of units and unit values of net assets as of December 31, 1997 were:
                                                                     Unit
         Investment Fund                                Units       values
         ----------------------------------------------------------------------
         Short-term Fixed Income Fund                 10,607.49     $12.42
         Bond Fund                                     2,534.30      13.59
         S&P 500 Equity Index Fund                     5,882.16      15.40
         Domestic Equity Fund                          5,817.56      22.29
         Global Equity Fund                              337.99      10.45
         International Equity Fund                     4,323.33      12.66
         Domestic Aggressive Growth Fund              16,084.60      18.61
         International Aggressive Growth Fund          2,228.12       9.36
         Trigon Stock Fund                            31,647.30      13.25
         ======================================================================

   (4)   Plan Funding

         The Plan is an unfunded Plan under Title 1 of ERISA. In order to set aside funds for the purpose of assisting the Company in meeting its liabilities to the Plan, Trigon Blue Cross Blue Shield established the Trigon Blue Cross Blue Shield Grantor Trust (Trust) in 1997. Wachovia Corporate Services, Inc., Winston-Salem, North Carolina, is the custodian of the assets of the Trust. Under the Trust, the assets contributed and income earned on such assets must remain in the Trust until Participant liabilities under the Plan have been satisfied. However, the assets held in the trust are considered to be assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. The Trust does not change the unfunded status of the Plan. The Plan Participants have no preferred claim on, or any beneficial interest in, any assets of the Trust. If the balance of the Trust is not sufficient to make payments in accordance with the terms of the Plan, the Company must fund the difference using general corporate assets. Once all payments under the Plan have been made and the Plan is terminated, any excess assets remaining in the Trust revert back to the Company. In the event of a change in control of the Company, the Company will make an irrevocable contribution to the Trust to fully fund all Participant account balances as determined by the Plan.

                                                                    (Continued)

         The estimated fair value and cost of investment securities in the Trust as of December 31, 1997 were as follows:

                                                             Net
                                                         unrealized
                                  Fair                  appreciation
                                 value         Cost    (depreciation)
         ----------------------------------------------------------------------
         Mutual funds         $  756,846      798,561     (42,075)
         Common Stock            407,001      374,631      32,370
         ----------------------------------------------------------------------
                              $1,163,487    1,173,192      (9,705)

         The Trust held 15,579 shares of Common Stock on December 31, 1997.

         The net appreciation in fair value of the investments in the Trust as of December 31, 1997 and the change in such amounts during the year were as follows:

                                                                      Net
                                                                  unrealized
                                          Fair                   appreciation
                                         value         Cost     (depreciation)
         -----------------------------------------------------------------------
         Balance, January 1, 1997     $       --            --          --
         Change for the year ended
           December 31, 1997           1,163,487     1,173,192      (9,705)
         -----------------------------------------------------------------------
                                      $1,163,487     1,173,192      (9,705)
         =======================================================================

   (5)   Tax Status

         The Committee believes that the Plan has operated in accordance with the terms of the plan document and current tax law. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

         Under present Federal income tax laws and regulations, employee and employer contributions and investment earnings thereon are not taxable to Participants until distributed. Earnings on assets held in the trust are taxable to the Company under ordinary tax rules on an annual basis.

                                                                    (Continued)

   (6)   Plan Termination

         Although it has not expressed any intent to do so, the Company's Board of Directors has the right under the Plan to terminate the Plan. In the event of a plan termination, Participants will become fully vested in their accounts.
                                        15